UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported):

December 14, 2004

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)

001-13783 (Commission File Number)	76-0542208 (I.R.S. Employer Identification No.)

1800 West Loop South, Suite 500 Houston, Texas (Address of Principal Executive Offices)	70809 (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (713) 860-1500

(Former Name or Former Address, if Changed Since Last Report): Not applicable

Check the appropriate box below if the Form 8-K/A is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to include a new Item 4.02(a). The other Items of the original Form 8-K dated December 14, 2004 are not being revised.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related

Audit Report or Completed Interim Review.

(a) On December 10, 2004, Integrated Electrical Services, Inc. (the “Company”) concluded that its previously issued unaudited consolidated financial statements as of and for the six months ended March 31, 2004 and its audited consolidated financial statements as of and for the years ended September 30, 2002 and 2003 should be restated to revise the recognition of revenue and costs on certain of its long-term construction contracts accounted for under the percentage of completion method of accounting and to revise the accounting for one of its investments. Reference is made to the section entitled “Restatement of Prior Periods” on page 7 of the Company’s press release dated December 14, 2004 which is included herein as Exhibit 99.1, which section is incorporated herein by reference.

Accordingly, on December 13, 2004, the Audit Committee of the Board of Directors, after receipt of information and a recommendation from officers of the Company, concluded that the Company’s consolidated financial statements as of and for the six months ended March 31, 1004 and as of and for the years ended September 30, 2002 and 2003 should no longer be relied upon as a result of the Company’s determination to restate its consolidated financial statements, as discussed above. In reaching this conclusion on December 13, 2004, the Audit Committee of the Board of Directors discussed the matters relating to this restatement with the Company’s independent registered public accounting firm, Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES,
INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General
Counsel

Date: September 11, 2006

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